UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013 (February 28, 2013)

Global Cash Access Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3525 East Post Road, Suite 120
Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 28, 2013, the Board of Directors of Global Cash Access Holdings, Inc., a Delaware corporation (the “Company”) appointed Ronald V. Congemi to its Board of Directors.  Mr. Congemi was appointed as a Class II director to serve for a term expiring at the 2013 annual meeting of stockholders, or until his respective successor is elected or qualified or until his earlier resignation or removal.

Mr. Congemi currently serves as a member of the Board of Directors of Clearant LLC, a privately held merchant processing company; a consultant to Acxsys Corporation of Canada, the operating arm of the Interac debit network of Canada; a consultant to the Gerson Lehman Group, a global advisory firm; and a member of the Philadelphia Federal Reserve’s Payments Advisor Council.

Mr Congemi previously served as the Chief Executive Officer of First Data’s Debit Services Group from 2004 until his retirement at the end of 2008.  Mr. Congemi also served as Senior Vice President of Concord EFS, Inc. and Concord’s Network Services Group.  Mr. Congemi founded Star Systems, Inc., an ATM and PIN debit network in the United States and served as the President and Chief Executive Officer from 1984 to 2008.

As a non-employee director of the Company, Mr. Congemi will be granted in connection with his appointment an option to purchase 100,000 shares of Common Stock under the Company’s 2005 Stock Incentive Plan at an exercise price equal to the fair market value of the Common Stock at the date of grant.  The options will have a term of ten years, and will vest with respect to one-eighth of the shares underlying the options on the six month anniversary of such appointment, with the remainder vesting ratably in equal monthly installments over the succeeding forty-two months; provided, however, that the options will vest in their entirety upon a change of control of the Company.  Mr. Congemi will also receive an annual fee of $40,000 for serving on the Board of Directors and an additional annual fee of $7,500 for serving on each standing committee of the Board of Directors to which he is appointed, and will be eligible to receive annual equity awards under the Company’s 2005 Stock Incentive Plan on the same basis as other non-employee directors (with such grants to vest according to the same schedule as the initial grant).  The Company will enter into its standard director indemnification agreement with Mr. Congemi, a form of which is filed as Exhibit 10.23 to the Company’s Registration Statement on Form S-1, filed September 22, 2005.

The Board of Directors has determined that Mr. Congemi will be an independent director for purposes of the New York Stock Exchange corporate governance rules, but at this time has not appointed Mr. Congemi to any committee of the Board of Directors.  Mr. Congemi was not appointed pursuant to any arrangement or understanding with any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: March 5, 2013

By:	/s/ Mary E. Higgins

Mary E. Higgins

Chief Financial Officer